Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Fourth Quarter and Full Year 2024 Financial Results

Results for the Fourth Quarter 2024 and Future Outlook:
•EPS of $(0.86) per diluted share, compared to EPS of $0.12 per diluted share, for the same period in 2023
•Green Plains has launched a corporate reorganization and cost reduction initiative to significantly reduce ongoing expenses over the next year with anticipated annualized benefit of up to $50 million when completed
•The Board of Directors and its financial and legal advisors continue to work on the strategic review process as evidenced by the corporate reorganization and cost reduction initiative
•Platform run rate of 92% including Mount Vernon’s extended shutdown in October
•Achieved key milestones for ‘Advantage Nebraska’ carbon strategy as Nebraska pipeline partner received six Class VI Carbon Capture and Sequestration well permits in Wyoming, acquired all necessary rights of way for the laterals and began construction to connect the Nebraska plants to the Trailblazer mainline

OMAHA, Neb., Feb 7, 2025 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the fourth quarter and full year 2024. Net loss attributable to the company was $54.9 million, or $(0.86) per diluted share for the fourth quarter compared to net income attributable to the company of $7.2 million, or $0.12 per diluted share, for the same period in 2023. Revenues for the quarter were $584.0 million compared with $712.4 million for the same period in the prior year. EBITDA was $(18.9) million for the quarter compared to $44.7 million for the same period in 2023.

“As we embark on 2025, we have launched a corporate reorganization and cost reduction initiative which will significantly reduce expenses on an ongoing basis,” said Todd Becker, president and chief executive officer. “As part of this initiative we are targeting up to $50 million dollars of savings per year and have implemented this week the first $30 million in improvements on an ongoing basis. Over the last several years we have strategically allocated capital in sales, marketing and innovation to develop and validate our ingredients and get them to market and we are moving from that phase to the commercialization phase of our strategy which includes the rationalization of expenses. These savings also include the idling of our Fairmont, Minnesota facility due to sustained localized margin pressure from the flooding that occurred in that region. Lastly, we have realigned our corporate and trade group SG&A functions, increasing our focus on the strategic initiatives that provide the most value to shareholders as we approach the start-up of our carbon strategy later this year.”

“Our ‘Advantage Nebraska’ strategy remains firmly on track as we continue to reach milestones in permitting, construction and regulatory guidance,” continued Becker. “Our 287-million-gallon Nebraska platform is positioned to be among the first in the nation to benefit from the 45Z Clean Fuel Production Credit, including the recently released and updated GREET model which was favorable to our assets and has the potential to be even better financially than originally expected. Our carbon capture operations in Nebraska are on pace to begin sequestering biogenic carbon dioxide in the second half of this year, and we believe this will be a consistent contributor to our valuation once the improvements from this asset base are reflected in our share price.”

“We commenced operations at our clean sugar facility and continued to produce on-spec product in the fourth quarter and have sent samples to customers for validation,” added Becker. “We have secured religious certifications and the Iowa Food Processer license which was the last major hurdle in our Food Safety System Certification (FSSC) audit, and we now have a clear path to certification in the first quarter. This opens the door for the inclusion of our low-CI dextrose in a wide range of food and ingredient applications. We will continue to address de-bottlenecking around wastewater capacity improvements over the next year as the plant runs at a reduced rate, produces specific campaigns for customers or idles for a period of time to maximize Shenandoah site earnings. We remain confident that this technology is a game changer globally and that the value of this technology will pay dividends in the long-term value creation for Green Plains and its shareholders.”

“When combining the cost reduction initiatives with carbon earnings from Nebraska, those two alone could achieve a combined $180 million annualized contribution to our future earnings before taking into consideration ethanol, renewable corn oil (DCO) and our high protein initiative,” said Becker. “While global and local protein markets remain oversupplied, our high protein production strategy and technology continues to contribute to our earnings. DCO is now clearly an advantaged feedstock as evidenced by the recent premium prices received verses soybean oil for use in renewable diesel production. Ethanol blending continues to inch higher and with several idled plants across the industry, including Fairmont, we expect to see ethanol physical stocks improve as we move through the year, which could lead to a more constructive environment. With carbon capture planned to commence in the second half of the year, we believe we are poised to fundamentally reshape the margin structure for Green Plains.”

Full Year Highlights:
•Completed acquisition of remaining interest in Green Plains Partners LP on January 9, 2024 streamlining operations and improving efficiencies
•MSC™ turnkey partner Tharaldson Ethanol in Casselton, North Dakota, began operating the world’s largest MSC™ facility in the second quarter, bringing total Ultra-High Protein production capacity to 430,000 tons per year
•Commissioned the York, Nebraska, demonstration facility combining Fluid Quip Technologies’ precision separation and processing technology (MSC™) with Shell Fiber Conversion Technology (SFCT), beginning in the first half of 2024
•Executed construction management agreements and ordered major equipment necessary to capture carbon from the Central City, Wood River and York facilities as part of ‘Advantage Nebraska’ strategy
•Completed the sale of the unit train terminal in Birmingham, Ala. to Lincoln Birmingham, LLC on September 30, 2024. The proceeds of the sale were used to repay the outstanding balance of the Green Plains Partners term loan due July 20, 2026
•Began operating the Clean Sugar Technology™ deployment in Shenandoah, Iowa, with samples sent to customers for evaluation.

Results of Operations
Green Plains’ ethanol production segment sold 209.5 million gallons of ethanol during the fourth quarter of 2024, compared with 215.7 million gallons for the same period in 2023. The consolidated ethanol crush margin was $(15.5) million for the fourth quarter of 2024, compared with $53.0 million for the same period in 2023. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.

Consolidated revenues decreased $128.4 million for the three months ended December 31, 2024, compared with the same period in 2023, primarily due to lower weighted average selling prices on ethanol, distillers grains and renewable corn oil in addition to lower ethanol and distillers grains volumes sold within our ethanol production segment. Revenues were higher within our agribusiness and energy services segment due to higher ethanol and natural gas trading volumes.

Net loss attributable to Green Plains increased $62.2 million and EBITDA decreased $63.6 million for the three months ended December 31, 2024, compared with the same period last year, due to lower margins in our ethanol production segment. Interest expense decreased $0.9 million for the three months ended December 31, 2024 compared with the same period in 2023. Income tax expense was $7.0 million for the three months ended December 31, 2024 compared with income tax benefit of $0.3 million for the same period in 2023. The increase in income tax expense was primarily due to an agreement in principle with the IRS Independent Office of Appeals covering the tax years 2013 through 2018 that occurred during the three months ended December 31, 2024 which is expected to resolve uncertain tax matters regarding our claim for research and development tax credits.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, renewable corn oil, natural gas and other commodities.
As a result of the company’s acquisition of the minority interests in Green Plains Partners LP (the partnership), the partnership's operations are included in the ethanol production operating segment. The following changes were made to the company's operating segments:
•The revenue and operating results from fuel storage and transportation services previously disclosed within the partnership segment are now included within the ethanol production segment.
•Intersegment activities between the partnership and Green Plains Trade associated with ethanol storage and transportation services previously treated like third-party transactions and eliminated on a consolidated level are now eliminated within the ethanol production segment.
Intersegment activities between the remaining terminal and Green Plains Trade associated with terminal services transacted with the agribusiness and energy services segment will continue to be eliminated on a consolidated level.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Var.	2024	2023	% Var.
Revenues
Ethanol production	$471,348	$622,359	(24.3)%	$2,067,089	$2,824,541	(26.8)%
Agribusiness and energy services	119,302	97,613	22.2	421,107	500,903	(15.9)
Intersegment eliminations	(6,628)	(7,580)	(12.6)	(29,400)	(29,701)	(1.0)
	$584,022	$712,392	(18.0)%	$2,458,796	$3,295,743	(25.4)%

Gross margin
Ethanol production (1)(2)	$(10,431)	$59,009	*	$83,629	$118,624	(29.5)%
Agribusiness and energy services	16,582	14,818	11.9	46,821	46,127	1.5
	$6,151	$73,827	(91.7)%	$130,450	$164,751	(20.8)%

Depreciation and amortization
Ethanol production	$20,262	$23,109	(12.3)%	$82,784	$92,712	(10.7)%
Agribusiness and energy services	678	477	42.1	2,185	2,360	(7.4)
Corporate activities (3)	506	747	(32.3)	5,618	3,172	77.1
	$21,446	$24,333	(11.9)%	$90,587	$98,244	(7.8)%

Operating income (loss)
Ethanol production (2)	$(40,132)	$23,200	*	$(40,758)	$(19,958)	104.2%
Agribusiness and energy services	12,156	10,488	15.9	28,156	28,100	0.2
Corporate activities (4)	(12,935)	(17,420)	(25.7)	(34,857)	(69,720)	(50.0)
	$(40,911)	$16,268	*	$(47,459)	$(61,578)	(22.9)%

Adjusted EBITDA
Ethanol production	$(20,830)	$46,523	*	$39,645	$78,561	(49.5)%
Agribusiness and energy services	13,080	11,431	14.4	31,935	31,689	0.8
Corporate activities (4)	(11,169)	(13,233)	(15.6)	(23,934)	(56,219)	(57.4)
EBITDA	(18,919)	44,721	*	47,646	54,031	(11.8)
Other income (5)	—	—	—	—	(3,440)	(100.0)
Loss (gain) on sale of assets, net	—	386	(100.0)	(30,723)	(5,265)	*
Proportional share of EBITDA adjustments to equity method investees	753	45	*	1,792	180	*
	$(18,166)	$45,152	*	$18,715	$45,506	(58.9)%

(1) Costs historically reported as operations and maintenance expenses in the consolidated statements of operations are now being reported within cost of goods sold, resulting in increased cost of goods sold and decreased gross margin within the ethanol production segment.
(2) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $2.1 million for the three and twelve months ended December 31, 2024, and $2.6 million for the three and twelve months ended December 31, 2023.
(3) Depreciation and amortization for corporate activities includes an impairment of a research and development technology intangible asset of $3.5 million for the twelve months ended December 31, 2024.
(4) Corporate activities includes a $30.7 million gain on sale of assets for the twelve months ended December 31, 2024 and a $4.1 million gain on sale of assets for the twelve months ended December 31, 2023, respectively.
(5) Other income includes a grant received from the USDA related to the Biofuel Producer Program of $3.4 million for the twelve months ended December 31, 2023.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Var.	2024	2023	% Var.

Ethanol production
Ethanol (gallons)	209,540	215,717	(2.9)%	846,226	840,819	0.6%
Distillers grains (equivalent dried tons)	469	479	(2.1)	1,890	1,933	(2.2)
Ultra-High Protein (tons)	54	66	(18.2)	248	223	11.2
Renewable corn oil (pounds)	73,376	72,934	0.6	290,801	279,861	3.9
Corn consumed (bushels)	71,221	74,152	(4.0)	289,454	289,267	0.1

Agribusiness and energy services (1)
Ethanol (gallons)	269,758	258,496	4.4	1,050,602	1,089,763	(3.6)

(1) Includes gallons from the ethanol production segment

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended December 31,
	2024	2023

Ethanol production operating income (loss) (1)	$(40,132)	$23,200
Depreciation and amortization	20,262	23,109
Adjusted ethanol production operating income (loss)	(19,870)	46,309
Intercompany fees and nonethanol operating activities, net (2)	4,388	6,705
Consolidated ethanol crush margin	$(15,482)	$53,014
(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $2.1 million and $2.6 million for the three months ended December 31, 2024 and 2023, respectively.
(2) For the three months ended December 31, 2024 and 2023, includes $(0.3) million and $1.8 million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of December 31, 2024, Green Plains had $209.4 million in total cash and cash equivalents, and restricted cash, and $200.7 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2024 was $575.4 million, including $140.8 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.

Conference Call Information
On February 7, 2025, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss fourth quarter and full year 2024 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to other income associated with the USDA COVID-19 relief grant, gain on asset dispositions, and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$173,041	$349,574
Restricted cash	36,354	29,188
Accounts receivable, net	94,901	94,446
Inventories	227,444	215,810
Other current assets	37,292	43,712
Total current assets	569,032	732,730
Property and equipment, net	1,042,460	1,021,928
Operating lease right-of-use assets	72,161	73,993
Other assets	98,521	110,671
Total assets	$1,782,174	$1,939,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$154,817	$186,643
Accrued and other liabilities	53,712	57,029
Derivative financial instruments	9,500	10,577
Operating lease current liabilities	24,711	22,908
Short-term notes payable and other borrowings	140,829	105,973
Current maturities of long-term debt	2,118	1,832
Total current liabilities	385,687	384,962
Long-term debt	432,460	491,918
Operating lease long-term liabilities	49,190	53,879
Other liabilities	40,300	18,507
Total liabilities	907,637	949,266

Stockholders' equity
Total Green Plains stockholders' equity	865,215	843,733
Noncontrolling interests	9,322	146,323
Total stockholders' equity	874,537	990,056
Total liabilities and stockholders' equity	$1,782,174	$1,939,322

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues	$584,022	$712,392	$2,458,796	$3,295,743

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	577,871	638,565	2,328,346	3,130,992
Selling, general and administrative expenses	25,616	32,840	118,045	133,350
Gain on sale of assets	—	386	(30,723)	(5,265)
Depreciation and amortization expenses	21,446	24,333	90,587	98,244
Total costs and expenses	624,933	696,124	2,506,255	3,357,321
Operating income (loss)	(40,911)	16,268	(47,459)	(61,578)

Other income (expense)
Interest income	1,823	3,304	7,560	11,707
Interest expense	(7,726)	(8,674)	(33,095)	(37,703)
Other, net	424	915	1,696	5,225
Total other income (expense)	(5,479)	(4,455)	(23,839)	(20,771)
Income (loss) before income taxes and income (loss) from equity method investees	(46,390)	11,813	(71,298)	(82,349)
Income tax benefit (expense)	(6,981)	264	(6,212)	5,617
Income (loss) from equity method investees, net of income taxes	(1,295)	(99)	(3,679)	433
Net income (loss)	(54,666)	11,978	(81,189)	(76,299)
Net income attributable to noncontrolling interests	269	4,745	1,308	17,085
Net income (loss) attributable to Green Plains	$(54,935)	$7,233	$(82,497)	$(93,384)

Earnings per share
Net income (loss) attributable to Green Plains - basic and diluted	$(0.86)	$0.12	$(1.29)	$(1.59)

Weighted average shares outstanding
Basic and diluted	63,961	58,913	63,796	58,814

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(81,189)	$(76,299)
Noncash operating adjustments
Depreciation and amortization	90,587	98,244
Gain on sale of assets, net	(30,723)	(5,265)
Inventory lower of cost or net realizable value adjustment	2,143	2,627
Other	20,677	10,640
Net change in working capital	(31,460)	26,399
Net cash provided by (used in) operating activities	(29,965)	56,346

Cash flows from investing activities
Purchases of property and equipment, net	(95,084)	(108,093)
Proceeds from the sale of assets, net	48,704	25,403
Investment in equity method investees	(15,672)	(24,206)
Net cash used in investing activities	(62,052)	(106,896)

Cash flows from financing activities
Net payments - long term debt	(61,697)	(4,838)
Net proceeds (payments) - short-term borrowings	33,962	(32,786)
Payments on extinguishment of non-controlling interest	(29,196)	—
Payments of transaction costs	(5,951)	—
Other	(14,468)	(33,340)
Net cash used in financing activities	(77,350)	(70,964)

Net change in cash and cash equivalents, and restricted cash	(169,367)	(121,514)
Cash and cash equivalents, and restricted cash, beginning of period	378,762	500,276
Cash and cash equivalents, and restricted cash, end of period	$209,395	$378,762

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$173,041	$349,574
Restricted cash	36,354	29,188
Total cash and cash equivalents, and restricted cash	$209,395	$378,762

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(54,666)	$11,978	$(81,189)	$(76,299)
Interest expense	7,726	8,674	33,095	37,703
Income tax expense (benefit), net of equity method income taxes	6,575	(264)	5,153	(5,617)
Depreciation and amortization (1)	21,446	24,333	90,587	98,244
EBITDA	(18,919)	44,721	47,646	54,031
Other income (2)	—	—	—	(3,440)
Loss (gain) on sale of assets, net	—	386	(30,723)	(5,265)
Proportional share of EBITDA adjustments to equity method investees	753	45	1,792	180
Adjusted EBITDA	$(18,166)	$45,152	$18,715	$45,506

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other income includes a grant received from the USDA related to the Biofuel Producer Program of $3.4 million for the twelve months ended December 31, 2023.

Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

###